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                                 PROVIDENT BANK
                          2006 EXECUTIVE INCENTIVE PLAN

  I.     OBJECTIVE
         ---------
         The purpose of this plan is to closely align executive management compensation to the short and long-term financial goals of the organization.

 II.     PARTICIPANTS
         ------------
         This plan shall apply to the levels of management defined below:

                  Chairman/Chief Executive Officer
                  President/Chief Operating Officer

         To be eligible for benefits under this plan each participant must be employed in one of the above categories and in good standing. For those employed in one of the above categories less than one full year, the amount will be pro-rated based on the actual number of full calendar months employed in one of the above categories.

III.     PLAN DESCRIPTION
         ----------------
         A.    PERFORMANCE MEASURES
               1.    CORPORATE (75%)
                       The criteria to be used for the corporate performance measure shall be Earnings Per Share (EPS) and Return on Equity (ROE) as outlined below. The payment of the corporate portion of the bonus is automatic.

                                                     EPS          ROE
                                                     ---          ---
                            Threshold
                            Target
                            Maximum

               2.    INDIVIDUAL (25%)
                       The individual portion is discretionary. In making the determination, the Board will consider the individual objectives for the Chairman/CEO and President/COO as attached, as well as oversight of the Investment/ALCO function. The Committee will also consider decisions that may have been made in the best interest of the Bank and their effect on performance.

         B.    INCENTIVE COMPENSATION COMPUTATION
               1.    CORPORATE PERFORMANCE
               In making the determination of the corporate (automatic) portion of the bonus, the EPS and ROE goals will be considered independent from one another, i.e. each represents 50% of the available bonus, or 37.5% of the total. If the thresholds are met in either EPS or ROE and the bonus is available, then separate calculations will be made for each portion of the award based upon a sliding scale between the threshold and the maximum. Examples are attached.


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2005 EXECUTIVE INCENTIVE PLAN
PAGE 2


               2.    INDIVIDUAL PERFORMANCE
               The individual portion of the bonus will be awarded as outlined above.

               After final determination of the incentive compensation due to the participants, all amounts shall be rounded upward to the nearest $100.

         C.    PAYMENT OF INCENTIVE AWARDS
               1.    Timing
                     ------
                     Generally, incentive compensation payable under this plan will be paid to participants within two months after the end of the corporation's fiscal year.

               2.    Deferral
                     --------
                     Participants may defer all or part of the compensation payable under this plan under separate agreement with the corporation. Any decision to defer incentive compensation must be made at the inception of the current year's plan. Access to deferred moneys is guided by IRS regulations applicable to Section 401(k) of the Internal Revenue Code.



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                                 PROVIDENT BANK
                          2006 EXECUTIVE INCENTIVE PLAN
                        INCENTIVE AWARD SCHEDULE EXAMPLE



         PERFORMANCE MEASURE:
         --------------------
                                        THRESHOLD        TARGET        MAXIMUM
                                        ---------        ------        -------
         Earnings Per Share

         Return on Equity


         INCENTIVE AWARD CALCULATION:
         ----------------------------

                                        THRESHOLD        TARGET        MAXIMUM
                                        ---------        ------        -------
                                          30%              60%           90%

         Paid Automatically*            22.5%              45%          67.5%
         Determined by Individual        7.5%              15%          22.5%


         PARTICIPANTS:
         -------------
         Chairman/CEO                Gary Geisel
         President/COO               Kevin Byrnes



         * In making the determination of the corporate (automatic) portion of the bonus, the EPS and ROE goals will be considered independent from one another, i.e. each represents 50% of the available bonus, or 37.5% of the total. The corporate portion of the total bonus award will be paid if the threshold goal is attained in either, or both, EPS and ROE. If the thresholds are met in either EPS or ROE and the bonus is available, then separate calculations will be made for each portion of the award based upon a sliding scale between the threshold and the maximum.